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                                      EXHIBIT 5(a)


                                                      milner house
                                                      I8 parliament street
                                                      p.o. box hm 1561
                                                      hamilton hm fx
                                                      bermuda
                                                      telephone: (441) 295-4630
                                                      fax: (441) 292-7880
                                                      website: www.chw.com


[o] 2005


NCL Corporation Ltd.
7665 Corporate Center Drive
Miami
Florida 33126


Dear Sirs,

NCL CORPORATION LTD. (THE "COMPANY")

We have been requested by the Company to give this opinion in connection with its offer to exchange $250,000,000 principal amount of its 10 5/8% Senior Notes due 2014 (the "Current Securities") for new 10 5/8% Senior Notes due 2014 registered under the Securities Act of 1933 (the "New Securities").

The New Securities will be issued under an indenture dated as of 15 July 2004 (the "Indenture") between the Company and J.P. Morgan Chase Bank as trustee (the "Trustee"). The memorandum relating to the exchange of the New Securities for the Current Securities is herein called the "Prospectus".

For the purposes of this opinion, we have been supplied with, and have examined and relied upon, facsimile copies of the following:

(a)      the Prospectus; and

(b) the Indenture as executed by each of the parties thereto, including the certificated form of New Securities,

such documents being hereinafter referred to as the Opinion Documents.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (such documents together with the Opinion Documents are hereinafter sometimes collectively referred to as the "Documents").

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ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)      the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Opinion Documents);

(d) that the Opinion Documents constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(e) that the Opinion Documents have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Opinion Documents has accepted delivery of such Opinion Documents;

(f) that the Opinion Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws of New York, by which they are expressed to be governed; and

(g) that the Opinion Documents are in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York .

OPINIONS

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability, duly organised and validly existing under the laws of Bermuda.

(2) The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Opinion Documents and to take all action as may be necessary to complete the transactions contemplated thereby.


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(3)      The execution, delivery and performance by the Company of the Opinion
         Documents and the Exchange Securities and the consummation of the transactions contemplated thereby has been duly authorised by all necessary corporate action on the part of the Company.

(4) The New Securities constitute binding obligations of the Company enforceable in accordance with the terms of the Indenture.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof; and

(b) We express no opinion as to whether any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Opinion Documents is true, accurate or complete.

DISCLOSURE

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form F-4 (Registration No. 333-[ ]) (the "Statement") filed with the US Securities and Exchange Commission (the "Commission") on the date hereof and to the references to our firm under the caption "Legal matters" in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. Cleary Gottlieb Steen and Hamilton LLP, US counsel to the Company, may rely upon this opinion as to matters of Bermuda law for the purposes of giving its opinion, which is also to be filed as an exhibit to the Statement.

Yours faithfully,
COX HALLETT WILKINSON


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                                 FIRST SCHEDULE

1. The original Certificate of Incorporation, Certificate of Incorporation on Change of Name, Memorandum of Association and Bye-laws for the Company.

2. A facsimile copy of unanimous written resolutions of the board of directors of the Company dated 7 May 2004.

3.       The original Register of Directors and Officers for the Company.

4.       The original Register of Members for the Company.